Exhibit 99.4
VERTEX ENERGY, INC.

BALANCE SHEETS

	March 31,	December 31,
	2009	2008
(unaudited)
ASSETS

Total assets	$–	$–

LIABILITIES AND STOCKHOLDER’S EQUITY

Total liabilities	$–	$–

STOCKHOLDER’S EQUITY

Preferred stock - $0.001 par value per share; 50,000,000 shares authorized; none issued or outstanding, designated as follows:
Series A Preferred Stock - $0.001 par value per share; 5,000,000 shares authorized; none issued or outstanding	–	–
Series B Preferred Stock - $0.001 par value per share; 100 shares authorized; none issued or outstanding	–	–
Common stock, $0.001 par value per share; 750,000,000 shares authorized; one share issued and outstanding
Additional paid-in capital	125,555	91,178
Accumulated deficit	(125,555)	(91,178)
Total stockholder’s equity	–	–

Total liabilities and stockholder’s equity	$–	$–

See accompanying notes to financial statements

VERTEX ENERGY, INC.

STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2009
(UNAUDITED)
Three Months Ended March 31, 2009

Revenue	$––

Expenses
General and administrative	34,377
Total expenses	34,377

Net Loss	$(34,377)

Basic and diluted net loss per share	$(34,377)

Weighted average shares outstanding	1

See accompanying notes to financial statements

VERTEX ENERGY, INC.

STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2009
(UNAUDITED)

Three Months Ended March 31, 2009
CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(34,377)
Adjustment to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	34,377
NET CASH FLOWS USED IN OPERATING ACTIVITIES	––

CASH FLOWS USED IN INVESTING ACTIVITIES	––

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	––

INCREASE IN CASH AND CASH EQUIVALENTS	––

CASH AND CASH EQUIVALENTS - beginning of period	––

CASH AND CASH EQUIVALENTS - end of period	$––
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$––
Cash paid for taxes	$––

See accompanying notes to financial statements

VERTEX ENERGY, INC.
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1.  BASIS OF PRESENTATION AND NATURE OF OPERATIONS

The accompanying unaudited interim financial statements of Vertex Energy, Inc. (the “Company” or “Vertex Nevada”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s audited financial statements filed with the SEC within this 8-K.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for our interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for fiscal 2008, as reported in the Form 8-K, have been omitted.

NOTE 2.  SUBSEQUENT EVENTS

At a special meeting of its shareholders held on March 6, 2009, the holders of a majority of the outstanding shares of each of World Waste Technology, Inc.’s (“World Waste’s”) common stock, Series A preferred stock and Series B preferred stock, adopted the merger agreement among World Waste, Vertex Holdings, L.P., formerly Vertex Energy, L.P., a Texas limited partnership (“Vertex LP”), the Company, Vertex Merger Sub, LLC, a California limited liability company and wholly-owned subsidiary of the Company, and Benjamin P. Cowart, as agent for the shareholders of Vertex Nevada.

The merger closed on April 16, 2009.  Upon consummation of the merger, World Waste became a wholly owned subsidiary of the Company, and the Company succeeded to Word Waste’s reporting obligations under the Securities Exchange Act of 1934.

Each outstanding share of World Waste’s common stock was exchanged for 0.10 share of common stock, par value $0.001 per share, of the Company., each share of World Waste’s Series A preferred stock outstanding was exchanged for 0.4062 shares of the Company’s Series A preferred stock, par value $0.001 per share, and each outstanding share of World Waste’s Series B preferred stock was exchanged for 11.651 shares of the Company’s Series A preferred stock.  Each option and warrant to acquire a share of World Waste’s common stock was exchanged for options and warrants to acquire common stock of the Company. at the same conversion rate as the common stock.   As a result of the foregoing, the total number of shares of common stock immediately following the merger is 8,261,659 shares, and there were 4,726,442 shares of Series A preferred stock outstanding.

Vertex Nevada assumed warrants to purchase approximately 94,084 shares of its common stock, each at a nominal exercise price and warrants to purchase an aggregate of 542,916 shares of common stock with exercise prices ranging from between $10.00 and $27.50 per share and options to purchase 618,800 shares of common stock with exercise prices ranging from between $1.55 to $37.00 per share in connection with the Merger.  Vertex Nevada also granted warrants to purchase an aggregate of 774,478 shares of Vertex Nevada’s common stock to the partners of Vertex LP, which warrants had various exercise prices ranging from $1.55 to $37.00 per share, and had various expiration dates from between April 28, 2010 and February 26, 2018, and which warrants represented 40% of the total outstanding warrants and options of World Waste (not taking into account the warrants with a nominal exercise price, as described above) on the effective date of the Merger.

As a result of the merger, the counterparties to the merger transaction became the holders of approximately 42% of the combined entity’s outstanding voting securities. Benjamin P. Cowart, who owns 39% of the combined entity’s common stock, entered into voting agreements with other shareholders whereby he controlled approximately 58% of the Company’s voting common stock as to the vote of four of Vertex Nevada’s five Directors for three years.  Due to the closing of the transaction subsequent to March 31, 2009, the combined financial results are not reflected in the accompanying financial statements.

The Merger was accounted for as a reverse acquisition of World Waste pursuant to which Vertex Nevada is considered to be the accounting acquirer. In the merger, the shareholders of World Waste exchanged 100% of their shares for approximately 42% of the total capital stock of Vertex Nevada. Vertex Nevada is the continuing entity for financial reporting purposes. Accordingly, the reverse merger was accounted for as a recapitalization of Vertex Nevada.

In April 2009, the Company issued a total of 400,000 qualified and non-qualified stock options in connection with employment agreements entered into with its new Chief Operating Officer and its new Executive Vice President of Business Development.  The 125,000 non-qualified stock options vest immediately and are exercisable for three years after termination of employment.  The 275,000 qualified options vest in equal portions quarterly over 4 years and are exercisable for 10 years or 90 days after the termination of employment.  The exercise price of the options were equal to the fair market value of the stock on the date of grant.

On April 9, 2009, the Company withdrew the designation of its Series B Preferred Stock.  No shares were outstanding at that time.

On May 4, 2009, the Company’s common stock symbol was listed on the over the counter bulletin board under VTRN.

In connection with the closing conditions of the merger transaction, the Company entered into a financing arrangement with a commercial bank.  The facility is comprised of (1) a $1.6 million term loan, bearing interested at LIBOR plus 1.5%, (2) a $3.5 million working capital line of credit, with the balance drawable based on accounts receivable and inventory balances, bearing interest at LIBOR plus 4%, and (3) a $500,000 equipment financing line, with terms to be determined upon utilization.  All three tranches are secured by all of the assets of the Company and stipulate that interest is payable monthly, and that the balance is due May 25, 2010.  The financing arrangement is secured by all the assets of the Company.

On or around May 5, 2009, the Company entered into an agreement with a third party to supply the third party with a re-refined cutterstock product. The Company has not yet begun supplying feedstock under the agreement, which calls for commencement of deliveries on or before July 30, 2009. Pursuant to the terms of the agreement, the Company agreed to supply 800 to 2,500 barrels of finished product per day to the third party. The Company anticipates supplying feedstock pursuant to the terms of the agreement provided that its Vertex Thermo-Chemical re-refining process is operational at that time. Commissioning and restarting the Vertex Thermo-Chemical process will require additional investment in engineering and equipment related to the process and while the Company intends to meet the timelines and specifications defined in the agreement, no assurance can be provided that it will be able to do so.

Vertex Nevada has been in the process of negotiating a new agreement in connection with its recovered oil supply agreement with Omega Refining, LLC (“Omega”), while still operating under the terms of its prior contract, which expired on September 30, 2008.  The Company has been working with Omega to establish a supply relationship based on “spot market” pricing and volumes, and for future transactions, price and volume will be variable and negotiated based on the market prices at that time.  To date, Vertex Nevada has not been able to agree to an arrangement that is acceptable to the Company and on or about May 4, 2009 the Company concluded that Omega had no intention to continue operations pursuant to the terms of the previously expired agreement.

Effective April 16, 2009, Vertex Nevada entered into employment agreements with its Chief Executive Officer, Chief Operating Officer and Executive Vice-President of Business Development.  The contracts are for five, four, and two year terms, respectively, with baase salaries of $190,000, $150,000 and $150,000, respectively.

As part of the merger, the Company assumed several purchase agreements that require purchases of minimum quantitities of the Company’s products.  The agreements generally have one-year terms, after which they become month-to-month agreements.  Minimum purchases under these agreements are approximately $10,213,000 and $8,124,000 in 2009 and 2010, respectively.